S&S DRAFT
                                                                          2/5/99



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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 5, 1999

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                            The Interlake Corporation
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

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                 1-9149                                 36-3428543
        (Commission File Number)           (I.R.S. Employer Identification No.)

          550 Warrenville Road                          60532-4387
             Lisle, Illinois                            (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (630) 852-8800

                                      N.A.
          (Former name or former address, if changed since last report)

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Item 5.        Other Events.

               GKN North America Manufacturing Inc., a Delaware corporation ("GKN Manufacturing"), the record holder of 35,000 shares of Series A2 Convertible Exchangeable Preferred Stock and 5,000 shares of Series A3 Convertible Exchangeable Preferred Stock (the "Subject Shares") of The Interlake Corporation, a Delaware corporation (the "Company"), delivered a notice to the Company on February 5, 1999, requesting conversion of all of the Subject Shares under Section 6B of the Certificate of Designation of Series A1 Convertible Exchangeable Preferred Stock, Series A2 Convertible Exchangeable Preferred Stock and Series A3 Convertible Exchangeable Preferred Stock of the Company filed June 17, 1992 (the "Certificate of Designation").

               In accordance with Section 6B of the Certificate of Designation, effective February 5, 1999, the Company converted all of the Subject Shares and issued a certificate representing 10,928,962 shares of the Company's Common Stock, par value $1.00 per share ("Common Stock") to GKN Manufacturing. As of February 5, 1999, the total number of shares of Common Stock outstanding was 34,274,104, which included the Common Stock issued on that date upon conversion of the Subject Shares.




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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE INTERLAKE CORPORATION




                                      By: /s/ Stephen R. Smith
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Date:  February 8, 1999                   Name: Stephen R. Smith
                                          Title:Vice President, Secretary and
                                                General Counsel